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                                     Exhibit 1

                              Agreement of Joint Filing


       Pursuant to 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

       IN WITNESS WHEREOF, the undersigned have executed this Agreement.

                                TYCO INTERNATIONAL LTD.

                                By:  /s/ Mark H. Swartz
                                     -----------------------------------------
                                     Name:  Mark H. Swartz
                                     Title: Executive Vice President, Chief

                                                  Financial Officer


                                UNITED STATES SURGICAL CORPORATION

                                By:  /s/ Mark H. Swartz
                                     -----------------------------------------
                                     Name:  Mark H. Swartz
                                     Title: Vice President


                                USS ACQUISITION CORP.

                                By:  /s/ Michael Robinson
                                     -----------------------------------------
                                     Name:  Michael Robinson
                                     Title: Vice President and Treasurer


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